                                                                    EXHIBIT 12.1
                              COMPUTATION OF RATIOS


The ratio of earnings to fixed charges for the periods indicated below were as follows:



                                                                      FIFTY-TWO        FIFTY-TWO        FORTY-FOUR        FIFTY-TWO
                                                                     WEEKS ENDED      WEEKS ENDED       WEEKS ENDED      WEEKS ENDED
                                                                  ------------------------------------------------------------------
                                                                       JUNE 30           JULY 1           JULY 3          AUGUST 29
                                                                        2001              2000             1999              1998
                                                                  ------------------------------------------------------------------



Ratio of earnings to fixed charges                                      -----            -----             1.01             -----

Deficiency in the coverage of fixed charges by earnings                $4,345           $15,632            -----            $8,057



                                                                       FIFTY-TWO
                                                                      WEEKS ENDED
                                                                  ----------------------
                                                                        AUGUST 30
                                                                          1997
                                                                  ----------------------



Ratio of earnings to fixed charges                                       1.09

Deficiency in the coverage of fixed charges by earnings                 -----



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For purposes of calculating the above ratios, earnings are defined as income before income taxes and extraordinary items, plus fixed charges. Fixed charges consists of interest expense on all indebtedness, amortization of deferred financing costs , and one-third of rental expense on operating leases representing that portion of rental expense deemed by the Company to be attributable to interest. The ratio of earnings to fixed charges equals earnings divided by fixed charges.